SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 15, 1999



                       RECKSON SERVICE INDUSTRIES, INC.
            (Exact name of Registrant as specified in its Charter)

                                   Delaware
                            -----------------------
                           (State of Incorporation)

              0-30162                                     11-3383642
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     (Commission File Number)                     (IRS Employer Id. Number)



         10 East 50th Street                                 10022
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          New York, New York                              (Zip Code)
Address of principal executive offices)

                                (212) 931-8000
             (Registrant's telephone number, including area code)

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Item 2.     Acquisition of Assets.

     On October 15, 1999, Reckson Service Industries, Inc. ("RSI" or the "Company"), through a subsidiary, closed on the purchase of an entity which indirectly owns shares of OnSite Access, Inc. ("OnSite Access") from certain affiliates of Jon L. Halpern, whereby RSI received 2,597,396 shares of OnSite Access common stock in exchange for 1,731,597 shares of RSI common stock. The Company previously filed the Current Report on Form 8-K regarding this transaction with the Securities and Exchange Commission (the "Commission") on or about October 12, 1999.

     The purchase of the shares of OnSite Access increased RSI's ownership to approximately 34% on a fully diluted basis. OnSite Access is a building-centric integrated communications provider supplying high speed Internet access, digital voice, broadband data and enhanced communications services to the tenants of commercial office buildings.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

     10.1 Letter Agreement, dated as of September 23, 1999, among Reckson Service Industries, Inc., RSI I/O Holdings, Inc., RSI-OnSite Holdings LLC, RSI-OSA Holdings, Inc., JAH Realties, L.P., Veritech Ventures LLC and JAH I/O LLC.*

     10.2 Letter of Amendment to Letter Agreement, dated as of September 29, 1999, among Reckson Service Industries, Inc., RSI I/O Holdings, Inc., RSI-OnSite Holdings LLC, RSI-OSA Holdings, Inc., JAH Realties, L.P., Veritech Ventures LLC and JAH I/O LLC.*

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*Previously filed as an exhibit to the Current Report on Form 8-K filed with the Commission on or about October 12, 1999 and is hereby incorporated by reference.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      RECKSON SERVICE INDUSTRIES, INC.


                                      By:  /s/ Michael Maturo
                                          ----------------------------------
                                          Michael Maturo
                                          Executive Vice President,
                                          Chief Financial Officer and Treasurer

Date:  October 28, 1999